
                                                                           Effective Annual Yield if
                                                                           Interest Compounded
                                                                           Quarterly
                                                  Interest Rate            and Paid Annually
                      Note Maturity               Per Annum                or at Maturity
                      ------------         -------------         ----------------------
                                                                              .
                       1 Year                      6.10%                    6.24%
SUPPLEMENT             2 Years                     6.35%                    6.50%
DATED                  3 Years                     6.40%                    6.56%
OCTOBER 16, 1995       4 Years                     6.60%                    6.77%
                       5 Years                     6.65%                    6.82%




                         $1,000 MINIMUM PURCHASE


                           Recent Development

On October 12, 1995, Ford Motor Company ("Ford"), the indirect parent corporation of the Company announced that it is reviewing possible strategic actions with respect to its Financial Services Group, which actions could include a partial sale of the Company. If such sale is consummated, the Company would no longer be wholly owned by Ford.